Exhibit 32.1

Vericity, Inc.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of Vericity, Inc. (“Vericity”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the report on Form 10-K of Vericity for the period ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Vericity.

Dated: March 31, 2021	By:	/s/ James E. Hohmann
James E. Hohmann
Chief Executive Officer and President, Vericity, Inc.